UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

Asia Equity Exchange Group, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Unit 1705, Donfang Science and Technology Mansion, Nanshan Distrcit, Shenzhen China  518000
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  +86 137 23493273

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

ITEM 4.01 - CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

 (a) Effective on September 16, 2015 and with the approval of our Board of Directors, we dismissed Messineo & Co, CPAs LLC ("Messineo") as our independent registered public accounting firm engaged to audit our financial statements.

The report issued by Messineo dated December 19, 2014 relating to its audit of our balance sheet as of September 30, 2014 and 2013 and the related statement of operations, stockholder's deficit and cash flows for the year ending September 30, 2014 and for the period from July 15, 2013 (date of inception) through September 30, 2013, contained an explanatory paragraph stating that there was substantial doubt about our ability to continue as a going concern. Other than as disclosed above, such report did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

Our decision to dismiss Messineo is not the result of any disagreement between us and Messineo on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During our two most recent fiscal years through the date of dismissal of Messineo, there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo, would have caused Messineo to make a reference to the subject matter of the disagreement in connection with its reports. Pursuant to the rules of the SEC applicable to smaller reporting companies, Messineo was not required to provide an attestation as to the effectiveness of our internal control over financial reporting for any period since our inception.

There were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during our two most recent fiscal years through the date of dismissal of Messineo. Our Board of Directors discussed the subject matter referred to above with Messineo. We authorized Messineo to respond fully and without limitation to all requests of our successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Messineo, including with respect to the subject matter of any reportable event.

We provided Messineo with a copy of the above disclosures it is making in response to Item 4.01 of this Current Report on Form 8-K and requested that Messineo furnish a letter addressed to the SEC stating whether or not it agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of the letter dated September 18, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Effective on September 16, 2015 and with the approval of our Board of Directors, we have engaged Anthony Kam & Associates, Ltd ("AKAM") of Hong Kong, as its new registered independent public accountant. During the years ended September 30, 2014, and prior to September 16, 2015 (the date of the new engagement), the Company did not consult with AKAM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by AKAM, in either case where written or oral advice provided by AKAM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01 -  FINANCIAL STATEMENTS AND EXHIBITS
 (d) Exhibits
Exhibit No.	Description
16.1	Letter from Messineo & Co., CPAs LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Equity Exchange Group, Inc.

Date: September 18, 2015	By:	/s/ Liu Jun
Liu Jun
President